Exhibit 99.1

June 7, 2017

Friedman Industries, Incorporated (NYSE - MKT Trading symbol: FRD)

Dateline: Houston, Texas

FOR IMMEDIATE RELEASE

FRIEDMAN INDUSTRIES, INC. APPOINTS MIKE TAYLOR AS CHAIRMAN OF THE BOARD

On June 2, 2017, the board of directors (the “Board”) of Friedman Industries, Incorporated (the “Company”) appointed Michael J. Taylor as Chairman of the Board. Mr. Taylor, age 58, was elected to the Board in December 2016. Mr. Taylor retired in 2014 from a 33 year career in the steel industry. Most recently, Mr. Taylor served as President of Cargill Metals Supply Chain from 2003 to 2014. Mr. Taylor’s extensive knowledge of the steel industry will be a vital asset in this leadership role. Additionally, the appointment of an independent Chairman reflects the Company’s commitment to sound corporate governance.

For further information regarding this press release, please contact Alex LaRue, Vice President – Secretary and Treasurer at (903)758-3431.